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                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Definitive proxy statement
[X]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           WEIRTON STEEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           WEIRTON STEEL CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing party:

     (4) Date filed:

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[ISU LOGO]                          WEIRTON                      [IGU LOGO]
                               STEEL CORPORATION




TO:       Weirton Steel Retiree Stockholders

FROM:     John Walker, Weirton Steel President & CEO
          Mark Glyptis, President - Independent Steelworkers Union Joe Balzano, President - Independent Guard Union

DATE:     November 6, 2002

RE:       MEETINGS TO DISCUSS PROPOSED CHANGES TO
          WEIRTON STEEL'S CHARTER AND BYLAWS


     As you know, Weirton Steel's Board of Directors is proposing several changes to the company's charter and bylaws. These changes have been endorsed by the company, the Independent Steelworkers Union and the Independent Guard Union.

     We are conducting meetings for you to learn more about the proposals. Company and union officials will be in attendance to provide detailed information and to answer your questions.

     We invite you to attend one of the six meetings we have scheduled. All meetings will be held at the Serbian-American Cultural Center, 1000 Colliers Way, Weirton. Spouses are welcome. The meeting dates and times include:


                              TUESDAY, NOVEMBER 19
                               10 A.M. and 6 P.M.

                             THURSDAY, NOVEMBER 21
                               10 A.M. and 6 P.M.

                              TUESDAY, NOVEMBER 26
                               10 A.M. and 6 P.M.

                                      VOTE

                                     "FOR"

                                   OUR FUTURE

                                    [LOGOS]

                                    WEIRTON
                               STEEL CORPORATION